                                                                   Exhibit 10.30


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of January 4, 2006 (this "Agreement"), between American Railcar Industries, Inc., a Missouri corporation (the "Company") and Mr. James A. Cowan (the "Employee") amends and restates that employment agreement, dated December 1, 2005, between ARI and the Employee.

1.  Employment

(a) Upon the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Employee and the Employee hereby agrees to become so employed. During the Term of Employment (as hereinafter defined), the Employee shall be employed in the position of the Chief Operating Officer of the Company, reporting to James J. Unger, Chief Executive Officer of the Company and the Board of Directors of the Company (the "Board"), and as an officer of subsidiaries of the Company as specified and directed by the Board from time to time, and shall perform such duties, consistent with such status and position, as are specified from time to time by, and shall serve in such capacities at the pleasure of, the Company and the Board, subject to the terms hereof.

(b) During the Term of Employment (as hereinafter defined), the Employee shall devote all of his professional attention, on a full time basis, to the business and affairs of the Company and shall use his best efforts to advance the best interest of the Company and shall comply with all of the policies of the Company, including, without limitation, such policies with respect to legal compliance, conflicts of interest, confidentiality and business ethics as are from time to time in effect.

(c) During the Term of Employment, the Employee shall not directly or indirectly render services to, or otherwise act in a business or professional capacity on behalf of or for the benefit of, any other "Person" (as defined below) as an employee, advisor, member of a board or similar governing body, independent contractor, agent, consultant, representative or otherwise, whether or not compensated. "Person" or "person", as used in this Agreement, means any individual, partnership, limited partnership, corporation, limited liability company, trust, estate, cooperative, association, organization, proprietorship, firm, joint venture, joint stock company, syndicate, company, committee, government or governmental subdivision or agency, or other entity.

2.  Term

The employment period of the Employee hereunder shall commence on or before December 5, 2005, and shall continue through December 31, 2008 (December 31, 2008 being the "Expiration Date"), unless earlier terminated as set forth in this Agreement.

3.  Compensation

For all services to be performed by the Employee under this Agreement, during the Term of Employment, the Employee shall be compensated in the following manner:

      (a)   Base Compensation

The Company will pay the Employee a salary (the "Base Salary") at an annual rate of $300,000 per full 365-day year. The Base Salary shall be payable in accordance with the normal payroll practice of the Company. The Base Salary will be reviewed periodically by the Board of Directors as is customary with other officers. Following such review, the Board of Directors may, at its absolute and sole discretion, increase (but shall not be required to increase) the Base Salary or other benefits.

      (b)   Bonus Compensation

The Company will pay the Employee an annual bonus for each calendar year of employment ending on or after December 31, 2006, calculated based on the achievement of objective performance targets for the Company to be set by the Board (or a committee thereof) not later than March 31 for each such calendar year, of up to 50% of Base Salary, if such performance targets are met. The compensation payable as contemplated in the preceding sentence of this section 3(b) is referred to herein as "Bonus Compensation". The Bonus Compensation in respect of any calendar year shall be paid no later than March 15 of the following calendar year or such later day as permissible under Section 409A of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and the guidance issued thereunder from time to time, but in any event no later than promptly following completion of the audited financial statements of the Company for the calendar year in question (such date, the "Bonus Payment Date").

      (c)   Stock Options

Pursuant to the Company's 2005 Equity Incentive Plan (the "Plan"), the Company hereby agrees to grant to the Employee, on the date that the Company enters into an underwriting agreement with underwriters (the "Pricing Date") relating to the Company's initial public offering registered with the Securities and Exchange Commission on Form S-1 (the "IPO"), stock options (the "Stock Options") in respect of a notional amount equal to 1.25% of the shares of common stock of the Company (the "Shares") to be outstanding immediately following the IPO (without giving effect to any exercise of the over-allotment option) at an exercise price equal to the fair market value of the Common Stock at the time of grant (the "Exercise Price"); provided, however, if for any reason or no reason, the IPO is not completed within five (5) business days of the Pricing Date at the price per share of Common Stock as set forth on the cover of the final prospectus relating to the IPO, the Stock Options shall immediately, and without further action, terminate. Subject to this Section 3(c), the Stock Options shall be subject to the terms and conditions of the Plan and the Notice of Stock Option Award, each substantially in the form attached hereto as Exhibits A-1 and A-2, respectively; provided, however, Section 7(f)(E) of the Plan shall not apply to the Employee's Stock Options.

      (d)   Taxes

All amounts paid to the Employee under or pursuant to this Agreement, including, without limitation, the Base Salary and any Bonus Compensation and Stock Options, or any other compensation or benefits, whether in cash or in kind, shall be subject to normal federal, state and, if applicable, local or foreign tax withholding and deductions imposed by any one or more federal, state, local and or foreign governments, or pursuant to any foreign or domestic applicable law, rule or regulation.

4.  Benefits.

During the Term of Employment, and in addition to any benefits and perquisites to which the Employee is otherwise entitled pursuant to this Agreement, the Employee shall be entitled to receive healthcare, group term life insurance, group long-term disability insurance, 401(k) participation, twenty business days paid vacation per year, and other similar employee benefits at least equal to those currently or subsequently received by other senior employees of the Company as such may be provided by the Company in its sole and absolute discretion from time to time. In addition, during the Term of Employment, the Employee shall be entitled to reimbursement for the reasonable use of an automobile and for the payment of reasonable country club dues (but, not including initiation fees) on terms consistent to those received by other senior employees of the Company.

5.  Termination

This Agreement shall terminate (subject to Section 9(f) below) and the Term of Employment and the employment of Employee hereunder shall end, on the first to occur of any of the following (each a "Termination Event"):

      (a)   The Expiration Date;

      (b) The: (i) death of the Employee or (ii) reasonable determination of the Board, which determination shall be reached in consultation with appropriate medical professionals, that the Employee has become physically or mentally incapacitated so as to be unable to perform the essential functions of Employee's duties to the Company for 60 consecutive days, even with reasonable accommodation, (the "Disability);

      (c)   The discharge of the Employee by the Company with or without Cause;
            or

      (d) The resignation of the Employee (and without limiting the effect of such resignation, the Employee agrees to provide the Company with not less than 30 days prior written notice of his resignation, in which event the Company may, at its option, declare such resignation to be effective at any day following receipt of such notice).

The Company may discharge the Employee at any time, for any reason or no reason, with or without Cause. As used herein, "Cause" is defined as the Employee's: (i) failure to perform substantially the duties of the Chief Operating Officer of the Company (other than any such failure resulting from incapacity due to Disability), (ii) charged with any crime other than traffic violations, (iii) engagement in an act of fraud or of willful dishonesty towards the Company, (iv) material breach of this Agreement, (v) willful misconduct or gross negligence in the performance of Employee's duties hereunder, or (vi) violation of a federal or state securities law or regulation. To the extent the Employee is discharged or resigns, or is otherwise terminated or is deemed terminated, in each case as provided herein, from his position with the Company, he shall be and be deemed to have ceased his employment in the same manner with all of the subsidiaries of the Company.

6.  Effect of Termination

In the event of termination of the Employee's employment hereunder, all rights of the Employee under this Agreement, including all rights to compensation, shall end and the Employee shall only be entitled to be paid the amounts set forth in this Section 6 below; provided, that, the obligations of the Company to make any payment required pursuant to this Section 6 (other than (x) any amounts of the Employee's Base Salary previously earned and accrued and (y) in accordance with the Company's policy, unreimbursed business expenses of the Employee, ((x) and (y) collectively, the "Accrued Obligations"), but with the exception of the Accrued Obligations being payable under clause (c) below), is conditioned upon (i) execution and delivery by the Employee to the Company of a settlement and release agreement in favor of the Company, its affiliates and their respective officers, directors, employees, agents and equity holders in respect of the Employee's employment with the Company and the termination thereof in form substantially as set forth in Exhibit B, attached hereto, and
(ii) such agreement, once executed by the Employee and delivered to the Company, becomes irrevocable, enforceable and final under the applicable law.

      (a) In the event that the Employee's employment is terminated for the reason set forth in Section 5(a) above (i.e., Expiration Date), then, in lieu of any other payments of any kind (including without limitation, any severance payments), the Employee shall be entitled to receive, within thirty (30) days following the date on which the Termination Event in question occurred (the "Clause (a) Termination Date") (or, in the case of any Bonus Compensation, as soon as practicable following the calculation thereof):

            (i) the Employee's Accrued Obligations, due and unpaid to the Employee from the Company as of the Clause (a) Termination Date; and

            (ii) any amounts of Bonus Compensation earned and due in respect of a completed calendar year, which remains unpaid to the Employee as of the Clause (a) Termination Date.

      (b) In the event that the Employee's employment is terminated for the reason set forth in Section 5(b) above (i.e., death or Disability), then, in lieu of any other payments of any kind (including without limitation, any severance payments), the Employee shall be entitled to receive, within thirty (30) days following the date on which the Termination Event in question occurred (the "Clause (b) Termination Date") (or, in the case of any Bonus Compensation, as soon as practicable following the calculation thereof):

            (i) the Employee's Accrued Obligations, due and unpaid to the Employee from the Company as of the Clause (b) Termination Date;

            (ii) any amounts of Bonus Compensation earned and due with respect to a completed calendar year, which remains unpaid to the Employee as of the Clause (b) Termination Date; and

            (iii) a pro-rated portion of the Bonus Compensation computed as set forth below.


      (c) In the event that the Employee's employment is terminated (A) for the reason set forth in Section 5(d) above (i.e., resignation) or
            (B) due to the discharge of the Employee by the Company for Cause, then, in lieu of any other payments of any kind (including without limitation, any severance payments), the Employee shall be entitled to receive, within thirty (30) days following the date on which the Termination Event in question occurred (the "Clause (c) Termination Date") the Employee's Accrued Obligations, due and unpaid to the Employee from the Company as of the Clause (c) Termination Date.

      (d) In the event that the Employee's employment is terminated due to the discharge of the Employee by the Company without Cause (which the Company is free to do at any time in its sole and absolute discretion), then, in lieu of any other payments of any kind (including, without limitation, any severance payments), the Employee shall be entitled to receive, within thirty (30) days following the date on which the Termination Event in question occurred (the "Clause (d) Termination Date") (other than in the case of (iv), which shall be paid in accordance with normal payroll practice of the Company or, in the case of any Bonus Compensation, as soon as practicable following the calculation thereof):

            (i) the Employee's Accrued Obligations, due and unpaid to the Employee from the Company as of the Clause (d) Termination Date;

            (ii) any amounts of Bonus Compensation earned and due with respect to a completed calendar year, which remains unpaid to the Employee as of the Clause (d) Termination Date;

            (iii) a pro-rated portion of the Bonus Compensation computed as set forth below; and

            (iv) a continuation of the payment, in accordance with the normal payroll practice of the Company, of amounts of Base Salary that the Employee would have earned through the Expiration Date had he continued to be employed by the Company through the Expiration Date.

      (e) In the event of any termination of the Employee's employment, the Employee shall be under no obligation to seek other employment, but in the event the Employee becomes employed following any such termination, the Company shall be entitled to an offset of the payments paid or to be paid under clause (iv) of Section 6(d) above, on account of any remuneration or other benefit attributable to any subsequent employment that the Employee may obtain. The Employee shall correctly disclose to the Company all such remuneration or other benefit, and if there is a written employment agreement in connection therewith, provide the Company with a copy thereof.

      (f) For the purpose of this Section 6, any Bonus Compensation shall be deemed to be earned and to become due and payable with respect to any calendar year only if the Term of Employment has continued through December 31, of such year and, with respect to the amounts, if any, of such Bonus Compensation for any year, shall be determined based upon the level of attainment of the applicable performance targets for such year. In the event that, pursuant to the terms of this Section 6, the Employee is entitled to receive any pro rated Bonus Compensation, such pro ration shall be determined following December 31 of the calendar year in which the Employee ceases to be employed hereunder, but shall be paid no later than the following Bonus Payment Date, and shall be calculated by multiplying the Bonus Compensation that would have been deemed earned and to become due and payable in accordance with the terms of this Agreement with respect to the calendar year in which the Employee ceases to be employed hereunder if the Term of Employment had continued through December 31 of such year as determined based upon the applicable performance targets for such year, by a fraction, the numerator of which is the number of days from (and including) January 1 of such year through (and including) the last day of employment hereunder, and the denominator of which is 365.

7.  Non-Disclosure

During the Term of Employment and at all times thereafter, the Employee shall hold in a fiduciary capacity for the benefit of the Company and each of its affiliates, all secret or confidential information, knowledge or data, including, without limitation, trade secrets, sources of supplies and materials, customer lists and their identity, designs, production and design techniques and methods, identity of investments, identity of contemplated investments, business opportunities, valuation models and methodologies, processes, technologies, and any other intellectual property relating to the business of the Company or its affiliates, and their respective businesses, (i) obtained by the Employee during the Employee's employment by the Company and any of the subsidiaries of the Company and (ii) not otherwise in the public domain, ("Confidential Information"). The Employee also agrees to keep confidential and not disclose any personal information regarding any controlling Person of the Company, including Carl C. Icahn, or any of its or his affiliates and their employees, and any member of the immediate family of any such Person (and all such personal information shall be deemed "Confidential Information" for the purposes of this Agreement). The Employee shall not, without the prior written consent of the Company (acting at the direction of the Board): (i) except to the extent compelled pursuant to the order of a court or other body having jurisdiction over such matter or based upon the advice of counsel that such disclosure is legally required, communicate or divulge any Confidential Information to anyone other than the Company and those designated by the Company; or (ii) use any Confidential Information for any purpose other than the performance of his duties pursuant to this Agreement. The Employee will assist the Company or its designee, at the Company's expense, in obtaining a protective order, other appropriate remedy or other reliable assurance that confidential treatment will be accorded any Confidential Information disclosed pursuant to the terms of this Agreement.

All processes, know-how, technologies, trade-secrets information, intellectual property and inventions (collectively, "Inventions") conceived, developed, invented, made or found by the

Employee, alone or with others, during the Term of Employment and out of the performance of his duties and responsibilities hereunder, whether or not patentable and whether or not on the Company's or any of its subsidiaries' time or with the use of the Company's or any of its subsidiaries' facilities or materials, shall be the property of the Company or its respective subsidiary, as the case may be, and shall be promptly and fully disclosed by the Employee to the Company. The Employee shall perform all necessary acts (including, without limitations, executing and delivering any confirmatory assignments, power of attorney, documents, or instruments requested by the Company or any of its subsidiaries) to vest title to any such Invention in the Company or the applicable subsidiary and to enable the Company or the applicable subsidiary, at their expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

All right, title and interest in all copyrightable material that the Employee shall conceive or originate individually or jointly or commonly with others, and that arise during the term of his employment with the Company and out of the performance of his duties and responsibilities under this Agreement, shall be the property of the Company and are hereby assigned by the Employee to the Company, along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Employee, the Employee shall execute any and all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by the Employee for the Company in performing his duties and responsibilities hereunder shall be considered "works made for hire," as defined in the U.S. Copyright Act.

8.  Non-Compete and Non-Solicitation

      (a) In addition to, and not in limitation of, all of the other terms and provisions of this Agreement, the Employee agrees that during the Term of Employment, the Employee will comply with the provisions of
            Section 1 above.

      (b) Unless the Employee's employment is terminated by the Company without Cause, for the later of (i) a period of one (1) year following the last day of the Term of Employment or (ii) the period during which the Company continues to pay Base Salary to the Employee after termination of employment under Section 6(d)(iv), the Employee will not, either directly or indirectly, as principal, agent, owner, employee, director, partner, investor, shareholder (other than solely as a holder of not more than 1% of the issued and outstanding shares of any public corporation), consultant, advisor or otherwise howsoever own, operate, carry on or engage in the operation of or have any financial interest in or provide, directly or indirectly, financial assistance to or lend money to or guarantee the debts or obligations of any Person carrying on or engaged in any business that is similar to or competitive with the business conducted by the Company or any of its subsidiaries during or on the date of termination of Employee's employment. The business of manufacturing, selling and/or distributing railcars and railcar parts and other related products shall be and be deemed to be "competitive" with the business conducted by the Company for the purposes hereof.

      (c) The Employee covenants and agrees with the Company and its subsidiaries that, during the Term of Employment and for the later of (i) one (1) year following the last day of the Term of Employment or (ii) the period during which the Company continues to pay Base Salary to the Employee under Section 6(d)(iv) thereafter, the Employee shall not directly, or indirectly, for herself or for any other Person:

            (i) solicit, interfere with or endeavor to entice away from the Company or any of its subsidiaries or affiliates, any customer, client or any Person in the habit of dealing with any of the foregoing;

            (ii) attempt to direct or solicit any customer or client away from the Company or any of its subsidiaries or affiliates;

            (iii) interfere with, entice away or otherwise attempt to obtain the withdrawal of any employee of the Company or any of its subsidiaries or affiliates; or

            (iv) advise any Person not to do business with the Company or any of its subsidiaries or affiliates.

The Employee represents to and agrees with the Company that the enforcement of the restrictions contained in Section 7 and Section 8 (the Non-Disclosure and Non-Compete and Non-Solicitation sections respectively) would not be unduly burdensome to the Employee and that such restrictions are reasonably necessary to protect the legitimate interests of the Company. The Employee agrees that the remedy of damages for any breach by the Employee of the provisions of either of these sections may be inadequate and that the Company shall be entitled to injunctive relief, without posting any bond. This section constitutes an independent and separable covenant that shall be enforceable notwithstanding any right or remedy that the Company may have under any other provision of this Agreement or otherwise.

9.  Miscellaneous

      (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous written, and all previous or contemporaneous oral negotiations, understandings, arrangements, and agreements, and may be amended, modified or changed only by a written instrument executed by the Employee and the Company.

      (b) This Agreement and all of the provisions hereof shall inure to the benefit of and be binding upon the legal representative, heirs, distributees, successors (whether by merger, operation of law or otherwise) and assigns of the parties hereto; provided, however, that the Employee may not delegate any of the Employee's duties hereunder, and may not assign any of the Employee's rights hereunder, and any such purported or attempted assignment or delegation shall be null and void and of no legal effect. In the event the Company assigns this Agreement and its successor assumes the Company's obligations hereunder in writing or by operation of law, (i) the Company shall be released from all of its obligations hereunder, and (ii) all of the references to the Company, and to the

            Board, shall be deemed to be references to the Company's successor and to the governing body of such successor, respectively. The Company and all of its future or current subsidiaries shall be and be deemed to be third-party beneficiaries of this Agreement.

      (c) This Agreement will be interpreted and the rights of the parties determined in accordance with the laws of the United States applicable thereto and the internal laws of the State of New York.

      (d) The Employee covenants and represents that (i) he is not a party to any contract, commitment, restrictive covenant or agreement, nor is he subject to, or bound by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent or restrict his from entering into and performing his obligations under this Agreement, (ii) he is free to enter into the arrangements contemplated herein, (iii) he is not subject to any agreement or obligation that would limit his ability to act on behalf of the Company or any of its subsidiaries, and (iv) his termination of his existing employment, his entry into the employment contemplated herein and his performance of his duties in respect thereof, will not violate or conflict with any agreement or obligation to which he is subject. Employee has delivered to the Company true and complete copies of any currently effective employment agreement, non-competitive agreement or similar agreement to which Employee is subject.

      (e) The Employee acknowledges that he has had the assistance of legal counsel in reviewing and negotiating this Agreement.

      (f) This Agreement and all of its provisions (other than the provisions of Section 3(c)A(i), Section 5, Section 6, Section 7, Section 8, and
            Section 9 hereof, which shall survive termination) shall terminate upon the Employee ceasing to be an employee of the Company for any reason.

      (g) All notices and other communications hereunder shall be in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized courier service such as Federal Express; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

            If to the Company:

            American Railcar Industries, Inc.
            100 Clark Street
            St. Charles, Missouri 63301
            Facsimile:  (636) 940-6044
            Attention:  James J. Unger, President and Chief Executive Officer

            If to the Employee:

            At the last known principal residence address reflected in the payroll records of the Company, or to such other address as either party shall have furnished to the other in writing in accordance herewith.


                            [Signature Page Follows]

AMERICAN RAILCAR INDUSTRIES, INC.


By:  /s/ James J. Unger
    -----------------------------------------------
       Name:  James J. Unger
       Title: President and Chief Executive Officer

Date:  January 4, 2005
       --------------------------------------------


EMPLOYEE:


By:  /s/ James A. Cowan
    -----------------------------------------------
       James A. Cowan

Date:  January 4, 2005
       --------------------------------------------




                    [Signature page to Employment Agreement]

                                                    [2005 EQUITY INCENTIVE PLAN]

                                                                     EXHIBIT A-1


                                     FORM OF
                             AMERICAN RAILCAR, INC.
                           2005 EQUITY INCENTIVE PLAN


1. Purpose and Eligibility. The purpose of this 2005 Equity Incentive Plan (the "Plan") of American Railcar, Inc., a Delaware corporation (the "Company") is to provide stock options, stock issuances, stock units and other equity interests in the Company (each, an "Award") to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and
(b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a "Participant." Additional definitions are contained in Section 10.

2. Administration.

      a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement, Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to initiate an Option Exchange Program, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

      b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

      c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

      d. Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules ("Rule 16b-3"), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a "Reporting Person").

      e. Applicability of Section 162 (m). Those provisions of the Plan which are required by or make express reference to Section 162 (m) of the Code or any regulations thereunder, or any successor section of the Code or regulations thereunder ("Section 162 (m)") shall apply only upon the Company's becoming a company that is subject to Section 162 (m). Notwithstanding any provisions in this Plan to the contrary, whenever the Board is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162 (m) to fail to so qualify under
Section 162 (m).

3     Stock Available for Awards.

      a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of common stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is one million 1,000,000. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than two hundred and fifty thousand 300,000 shares of Common Stock.

      c. Adjustment to Common Stock. Subject to Section 7, in the event of any stock split, reverse stock split stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event (other than any stock split effected in connection with the merger of American Railcar Industries, Inc., a Missouri Corporation with and into the

Corporation), (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.    Stock Options.

      a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a "Stock Option Agreement").

      b. Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an "Incentive Stock Option") as defined in Section 422 of the Code, as amended, or any successor statute ("Section 422"), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option" or "Nonqualified Stock Option."

      c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

      d. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the fair market value of the Common Stock at the time of the grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, then the exercise price shall be no less than 110% of the fair market value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the fair market value of the Common Stock on the date of grant.

      e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

      f. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

      g. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

            i. by check payable to the order of the Company;

            ii. only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

            iii. to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable Stock Option Agreement); and

            iv. payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash and in particular, unless the Board so expressly provides, in no event will the Company accept the delivery of shares of Common Stock that have not been owned by the Participant at least six months prior to the exercise. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

      h. Acceleration, Extension, Etc. The Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

      i. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, "fair market value" shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its fair market value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.    Restricted Stock.

      a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6. Other Stock-Based Awards. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.    General Provisions Applicable to Awards.

      a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Stock Awards may be transferred pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

      c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

      d. Additional Award Provisions. The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

      e. Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Section 22(e)(3) of the Code), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

      f. Change in Control. Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Awards including any portions thereof (on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

                  A. make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Change in Control;

                  B. accelerate the date of exercise or vesting of such Awards;

                  C. permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

                  D. provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change in Control minus (ii) the per share exercise price, if any, of such securities. Such amount shall be payable in cash for the property payable with respect to such securities in connection with the Change in Control. The value of any such property shall be determined by the Board in its sole discretion; or

                  E. provide for the termination of any such Awards immediately prior to a Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

      g. Change in Control Defined. For purposes of this Agreement, "Change in Control" means the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spin-off), the result of which is that any Person, other than Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company. For purposes of the definition of Change in Control, the capitalized terms shall have the following meaning: "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning. "Exchange Act" means the Securities Exchange Act of

1934, as amended, and any successor thereto. "Related Parties" means: (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn;
(2) any estate of Carl Icahn or of any person under clause (1); (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest; (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest; and (5) any Person, directly or indirectly owned or controlled by Carl Icahn or any other person or persons identified in clauses (1), (2), (3) or (4), and (6) any not-for-profit entity not subject to taxation pursuant to Section 501(c)(3) of the Code or any successor provision to which Carl Icahn or any person identified in clauses (1), (2), or (3) above is a member of the Board of Directors or an equivalent governing body of, and is a senior officer or trustee, as the case may be, of any such entity. "Voting Stock" means any class or series of capital stock, or of an equity interest in an entity other than a corporation, that is
(A) ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency or (B) in the case of an entity other than a corporation, ordinarily entitled to elect or appoint the governing body of such entity, without the occurrence of any additional event or contingency.

      h. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.

      i. Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

      j. Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 7(f) and in the sole discretion of the Company, if, in connection with a Change in Control described therein, if a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"). All determinations required to be made under this Section 7(j) shall be made by the Company.

      k. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant and such action is expressly permitted herein, including, without limitation, Section 7(m).

      l. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      m. Acceleration. The Board may, without the Participant's consent, at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9. No Exercise of Option if Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated "for Cause," the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock, subject to a Restricted Stock Award whether or not such shares have vested, at the Participant's initial purchase price. For purposes of this Section 9, "for Cause" shall be defined as follows: (i) if the Participant has executed an employment agreement, then the definition of "cause" contained therein, if any, shall govern, or (ii) conduct, as determined by the Board of Directors, involving any one of the following: (a) misconduct or inadequate performance by the Participant which is injurious to the Company; (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant's ability to perform such obligations; (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

10. Miscellaneous.

      a. Definitions.

            i. "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of American Railcar, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of American Railcar, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

            ii. "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            iii. "Employee" for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

            iv "Option Exchange Program" means a program whereby outstanding options are exchanged for options with a lower exercise price.

      b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

      c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

      d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

      e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

      f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of Delaware, without regard to any applicable conflicts of law.

                                                  [NOTICE OF STOCK OPTION AWARD]

                                                                     EXHIBIT A-2


                                     FORM OF
                        AMERICAN RAILCAR INDUSTRIES, INC.
                           2005 EQUITY INCENTIVE PLAN
                          NOTICE OF STOCK OPTION AWARD


      Unless otherwise defined herein, the terms defined in the 2005 Equity Incentive Plan shall have the same defined meanings in this Notice of Stock Option Award and the attached Stock Option Award Terms, which is incorporated herein by reference (together, the "Award Agreement").

PARTICIPANT (the "PARTICIPANT")
<<Name>>
<<Address>>

GRANT

The undersigned Participant has been granted an Option to purchase Common Stock of American Railcar Industries, Inc. (the "Company"), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

      DATE OF GRANT     <<Grant_Date>>       TOTAL EXERCISE   $<<Total_Exercise_Price>>
                                             PRICE

      TYPE OF OPTION    [ ] Incentive Stock  TOTAL NUMBER OF  <<Shares_Granted>>
                        Option               SHARES GRANTED

                        [ ] Nonstatutory
                        Stock Option

      EXERCISE PRICE    $<<Exercise_Price>>  TERM/EXPIRATION  <<Five years from
      PER SHARE                              DATE             Grant Date>>

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

        NUMBER OF MONTHS (OR YEARS) OF       % OF GRANT (OR # OF SHARES) VESTED
                    SERVICE
      --------------------------------------------------------------------------
      One year anniversary of Grant Date     33% of Grant

      Two year anniversary of Grant Date     66% of Grant

      Three year anniversary of Grant Date   100% of Grant


Vesting of this Option shall cease upon termination of Employment (the "RELATIONSHIP") of the Participant with the Company.

Termination:

If, within five (5) business days of the date of this Notice of Stock Option Award, the Company's initial public offering is not completed at the price per share of Common Stock as set forth on the cover of the Company's final prospectus, dated the date hereof, this Option shall, without any further action, immediately terminate.

PARTICIPANT                               AMERICAN RAILCAR INDUSTRIES, INC.


------------------------------------      ------------------------------------
Signature                                 By


------------------------------------      ------------------------------------
Print Name                                Title

------------------------------------

------------------------------------
Residence Address

                        AMERICAN RAILCAR INDUSTRIES, INC.
                                  STOCK OPTION
                                   AWARD TERMS

      1. Grant of Option. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant an option (the "Option") to purchase the number of Shares set forth in the Notice of Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), and subject to the terms and conditions of the 2005 Equity Incentive Plan (the "Plan"), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Stock Option Award Agreement, the terms and conditions of the Plan shall prevail.

            If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 limitation rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

      2.    Exercise of Option.

            i. Right to Exercise. This Option may be exercised during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement, including, without limitation, if the Participant is terminated for Cause as described more fully in Section 9 of the Plan, the Option shall immediately terminate.

            ii. Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

      3. Termination. This Option shall be exercisable for three months after Participant ceases to be an employee; provided, however, if the Relationship is terminated by the Company for cause, the Option shall terminate immediately. Upon Participant's death or Disability, this Option may be exercised for twelve months after the Relationship ceases. In no event may Participant exercise this Option after the Term/Expiration Date as provided above. Section 7(f)(E) of the Plan shall not apply to this Option.

      4. Participant's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") at the time this Option is exercised and as a condition of such exercise, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her investment representations as requested by the Company.

      5. Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

      6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

      7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, Committees, heirs, successors and assigns of the Participant.

      8. Term of Option. This Option may be exercised only within the Term set out in the Notice of Stock Option Award which Term may not exceed five (5) years from the Date of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.

      9. Notice of Disqualifying Disposition of Incentive Stock Option Shares. If this Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of

            (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.

      10. Withholding. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the grant of this Option, the exercise of this Option, the lapse of a restriction placed on this Option or the Shares issued upon exercise of this Option, or at other times. The Company may require, at such time as it considers appropriate, that the Participant pay the Company the amount of any taxes which the Company may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Company. In its discretion, the Company may withhold Shares to be received upon exercise of this Option or offset against any amount owed by the Company to the Participant, including compensation amounts, if in its sole discretion it deems this to be an appropriate method for withholding or collecting taxes.

      11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

      12. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

      Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

                                    EXHIBIT A

                           2005 EQUITY INCENTIVE PLAN
                                 EXERCISE NOTICE


American Railcar Industries, Inc.
100 Clark St.
St. Charles, MO 63301
Attention:  President

      1. Exercise of Option. Effective as of today, ______________, 200__, the undersigned ("Participant") hereby elects to exercise Participant's option to purchase _________ shares of the Common Stock (the "Shares") of American Railcar Industries, Inc. (the "Company") under and pursuant to the 2005 Equity Incentive Plan (the "Plan") and the Stock Option Award Agreement dated ____________, 200__ (the "Award Agreement").

      2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.

      3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

      4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in
            Section 3(c) of the Plan.

      5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

                        [SIGNATURES APPEAR ON NEXT PAGE.]

Submitted by:                             Accepted by:

PARTICIPANT                               AMERICAN RAILCAR INDUSTRIES, INC.


------------------------------------      ------------------------------------
Signature                                 By


------------------------------------      ------------------------------------
Print Name                                Title

Address:                                  Address:

                                          100 Clark St.
------------------
                                          St. Charles, MO 63301
------------------
                                          Attention: President
------------------


                                          ------------------------------------
                                          Date Received

                                [FORM OF RELEASE]
                                    EXHIBIT B



                          GENERAL RELEASE OF ALL CLAIMS

      This General Release of All Claims is made in consideration of severance payments and other benefits provided to the undersigned employee under the Employment Agreement with American Railcar Industries, Inc., a Missouri corporation (the "Company"), dated as of December 30, 2005 ("Employment Agreement"). Unless otherwise defined herein, the terms defined in the Employment Agreement shall have the same defined meaning in this General Release.

      1. For valuable consideration to be paid to Employee, upon expiration of the seven day revocation period provided in Section 10 herein, in lump sum or as salary continuation as provided for in Section 6 of the Employment Agreement and to which he is not contractually entitled to absent the execution of this General Release, the adequacy of which is hereby acknowledged, the undersigned ("Employee"), for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, "Releasers"), does hereby release, waive, and forever discharge the Company and the Company's subsidiaries, parents, affiliates, related organizations, employees, officers, directors, shareholders, attorneys, successors, and assigns as well as all Related Parties (collectively, the "Releasees") from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, without limitation, attorneys' fees and costs) of any kind whatsoever (collectively, the "Released Claims"), whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Employee's employment with the Company or any of its affiliates and the termination of Employee's employment including the payment of Employee's Accrued Obligations under Section 6 of the Employment Agreement. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims, and any obligations or causes of action arising from such claims, under common law including any state or federal discrimination, fair employment practices or any other employment-related statute or regulation (as they may have been amended through the date of this agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any similar state statutes. The foregoing release and discharge also expressly includes any Released Claims under any state or federal common law theory, including, without limitation wrongful or retaliatory discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence. This also includes a release by Employee of any Released Claims for alleged physical or personal injury, emotional distress relating to or arising out of Employee's employment with the Company or the termination of that employment; and any Released Claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This release and waiver applies to any Released Claims or rights that may arise after the date Employee signs this General Release.

      2. Excluded from this General Release are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies. Employee does, however, waive Employee's right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee's behalf. Employee represents and warrants that Employee has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court. Also excluded from this General Release are any amounts due and payable under Section 6 other than Employee's Accrued Obligations.

      3. Employee agrees never to sue Releasees in any forum for any Released Claims covered by the above waiver and release language, except that Employee may bring a claim under the ADEA to challenge this General Release. If Employee violates this General Release by suing Releasees, other than under the ADEA or as otherwise set forth in Section 1 hereof, Employee shall be liable to the Company for its attorneys' fees and other litigation costs incurred in defending against such a suit. Nothing in this General Release is intended to reflect any party's belief that Employee's waiver of claims under ADEA is invalid or unenforceable, it being the interest of the parties that such claims are waived.

      4. Employee acknowledges and recites that:

      (a) Employee has executed this General Release knowingly and voluntarily;

      (b) Employee has read and understands this General Release in its entirety;

      (c) Employee has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

      (d) Employee's execution of this General Release has not been forced by any employee or agent of the Company, and Employee has had an opportunity to negotiate the terms of this General Release and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents have made any representation inconsistent with the General Release; and

      (e) Employee has been offered 21 calendar days after receipt of this General Release to consider its terms before executing it.

      6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of New York, except for the application of pre-emptive Federal law.

      7. Employee represents that he has returned all property belonging to the Company including, without limitation, keys, access cards, computer software and any other equipment or property. Employee further represents that he has delivered to the Company all documents or materials of any nature belonging to it, whether an original or copies of any kind, including any trade secrets or proprietary information.

      8. Employee agrees to keep confidential the existence of this General Release, as well as all of its terms and conditions and not to disclose to any person or entity the existence, terms and conditions of this General Release except to his attorney, financial advisors and/or members of his immediate family provided they agree to keep confidential the existence, terms and conditions of this General Release. In the event that Employee believes that he is compelled by law to divulge the existence, terms or conditions of this General Release in a manner prohibited by the preceding sentence, he agrees to notify Company (by notifying counsel to the Company) of the basis for the belief before actually divulging such information. Employee hereby confirms that as of the date of signing this General Release, he has not disclosed the existence, terms or conditions of this General Release, except as provided for herein.

      9. Employee represents that he has been provided notice of his right to elect continuation of medical benefits under COBRA and that he is not entitled to any other benefits under the Company's employee benefit plans except as provided for therein or under Section 6 of the Employment Agreement.

      10. Employee shall have 7 days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, as provided in Section 9 of the Employment Agreement, in which event this General Release shall be unenforceable and null and void.



                            [Signature Page Follows]

      PLEASE READ THIS GENERAL RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                          EMPLOYEE:


                                          ____________________________________
                                          James A. Cowan


Date:  ______________, 20__